Exhibit 99.1

Poshmark, Inc. Reports Third Quarter 2022 Financial Results

Q3 Total Revenue Increased 11% Year-over-Year to $88.4 million

Q3 Gross Merchandise Value Increased 7% Year-over-Year to $475.6 million

Q3 Adjusted EBITDA was ($8.0) million with (9.0%) margins

REDWOOD CITY, Calif. (November 10, 2022) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for the third quarter ended September 30, 2022. The Company posted net revenues of $88.4 million in the third quarter of 2022, which is an 11% year-over-year increase from the third quarter of 2021. Gross Merchandise Value (“GMV”) grew 7% year-over-year from the third quarter of 2021 to $475.6 million, up from $442.5 million in the same period last year.

“We reported another strong quarter and are pleased that our results exceeded our initial expectations, despite a tough consumer environment,” said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “Poshmark continues to be a top destination for fashion, as demonstrated by 13% trailing-twelve-months Active Buyer growth to a record 8.2 million in the third quarter. The power of Poshmark’s community combined with its robust marketplace platform continues to drive user engagement which grew 61% year over year to a record 62.6 billion social interactions during the trailing-twelve-months ended September 30, 2022.”

“In October, we announced our acquisition by Naver Corp. (KRX: 035420) and are excited to partner with them as we take Poshmark into its next phase of growth as we expand our platform, elevate our product and user experiences, and enter new and larger markets. Our industry continues to evolve at a rapid pace, and we are excited to continue to lead the future of shopping by providing our community with an unparalleled experience that is simple, social, fun and sustainable.”

Third Quarter 2022 Key Metrics and Financial Highlights:

●	Net revenue was $88.4 million, an 11% increase year-over-year from $79.5 million in the third quarter of 2021.
●	GMV was $475.6 million, an increase of 7% year-over-year from $442.5 million in the third quarter of 2021. Quarterly GMV has increased year-over-year for the past 19 quarters.
●	Trailing 12 months Active Buyers reached a record 8.2 million, a 13% year-over-year increase from 7.3 million in the third quarter of 2021.
●	Adjusted EBITDA was ($8.0) million which decreased from $0.6 million in the third quarter of 2021. Adjusted EBITDA margin was (9.0%) in the third quarter of 2022.
●	GAAP results from operations was ($24.3) million, compared to ($6.9) million in the third quarter of 2021. This includes $13.5 million and $6.7 million in stock-based compensation, respectively.
●	Non-GAAP results from operations (excluding stock-based compensation) was ($10.8) million, compared to ($0.2) million in the third quarter of 2021.
●	GAAP net loss per share attributable to common stockholders was ($0.30), compared to ($0.09) in the third quarter of 2021.
●	Cash and cash equivalents were $588.8 million as of September 30, 2022 or $7.44 in cash per share.
●	Free cash flow was $3.1 million compared to $32.4 million for the nine months ended September 30, 2021.

Fourth Quarter 2022 Guidance:

Given Poshmark’s pending acquisition by Naver Corp., it is no longer issuing forward-looking guidance.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e-commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, YouTube, and Snapchat. Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Additional Information and Where to Find It:

In connection with the proposed transaction between Poshmark and NAVER, Poshmark will file with the SEC a preliminary proxy statement, the definitive version of which will be sent or provided to Poshmark stockholders. Poshmark may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Poshmark may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Poshmark through the website maintained by the SEC at www.sec.gov, Poshmark’s investor relations website at investors.poshmark.com or by contacting Poshmark’s investor relations department at ir@poshmark.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022, and will be included in the definitive proxy statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the definitive proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and NAVER, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummation the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP (loss) Income From Operations, and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, loss contingency accrual, interest income, and other expense, net, and provision for income taxes. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP (loss) income from operations is a non-GAAP financial measure that is calculated as GAAP (loss) income from operations plus stock-based compensation expense. We believe that adding back stock-based compensation expense provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations

Poshmark, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021(2)	2022	2021(2)
Net revenue	$88,428	$79,463	$268,430	$241,806
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	14,915	12,082	44,915	37,798
Operations and support	15,513	13,199	46,770	41,062
Research and development	18,189	12,325	52,457	43,574
Marketing	42,613	36,198	129,606	104,021
General and administrative	20,473	11,729	53,281	42,317
Depreciation and amortization	1,000	827	3,033	2,463
Total costs and expenses	112,703	86,360	330,062	271,235
Loss from operations	(24,275)	(6,897)	(61,632)	(29,429)
Interest income	1,586	77	2,145	201
Other expense, net
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	(2,816)
Change in fair value of the convertible notes	—	—	—	(49,481)
Loss on extinguishment of the convertible notes	—	—	—	(1,620)
Change in fair value of contingent consideration	(37)	—	396	—
Foreign exchange loss, net	(694)	(36)	(969)	(220)
	(731)	(36)	(573)	(54,137)
Loss before provision for income taxes	(23,420)	(6,856)	(60,060)	(83,365)
Provision for income taxes	120	—	381	180
Net loss	$(23,540)	$(6,856)	$(60,441)	$(83,545)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.09)	$(0.77)	$(1.17)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	78,682	76,479	78,160	71,639

(1) Includes stock-based compensation expense as follows:
Operations and support	$1,558	$758	$3,906	$3,810
Research and development	5,732	3,145	15,665	16,882
Marketing	1,942	969	4,866	5,297
General and administrative	4,242	1,796	9,848	12,923
Total	$13,474	$6,668	$34,285	$38,912
(2)	During the fourth quarter of 2021, the Company identified prior period errors related to its recording of credit card chargeback losses from its payment processor which resulted in an overstatement of general and administrative expenses. Although management has concluded that such errors were not material to the previously issued financial statements, the Company has revised its 2021 unaudited quarterly financial statements. The condensed consolidated financial information included herein has been revised to reflect a reclassification of net revenue and marketing expenses of $0.2 million each, a decrease in general and administrative expense of $0.3 million, and a decrease in net loss of $0.3 million for the three-month period ended September 30, 2021; and for the nine-month period ended September 30, 2021, a reclassification of net revenue and marketing expenses of $0.6 million each, a decrease in general and administrative expense of 1.4 million, an increase in provision for income taxes of $0.2 million, and a decrease in net loss of $1.2 million. Additional information was included in the Company’s 2021 Form 10-K.

Poshmark, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$588,816	$581,538
Prepaid expenses and other current assets	8,267	9,737
Total current assets	597,083	591,275
Property and equipment, net	6,249	7,376
Operating lease right-of-use assets	6,739	—
Intangible assets, net	885	1,360
Goodwill	7,012	7,012
Other assets	1,629	1,650
Total assets	$619,597	$608,673
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,516	$1,595
Funds payable to customers	153,212	145,290
Operating lease liabilities, current	5,918	—
Accrued expenses and other current liabilities	47,585	40,922
Total current liabilities	219,231	187,807
Operating lease liabilities, non-current	4,518	—
Long-term portion of deferred rent and other liabilities	—	3,247
Total liabilities	223,749	191,054
Commitments and contingencies
Stockholders’ equity
Preferred Stock	—	—
Class A and Class B common stock	8	8
Additional paid-in capital	679,710	641,974
Treasury stock, at cost	(2,651)	(2,651)
Accumulated deficit	(282,276)	(221,835)
Accumulated other comprehensive income	1,057	123
Total stockholders’ equity	395,848	417,619
Total liabilities and stockholders’ equity	$619,597	$608,673

Poshmark, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(60,441)	$(83,545)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,033	2,463
Stock-based compensation	34,285	38,912
Reduction in the carrying amount of right-of-use assets	2,756	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	2,816
Change in fair value of the convertible notes	—	49,481
Loss on extinguishment of the convertible notes	—	1,620
Change in fair value of contingent consideration	(396)	—
Accretion of discounts and amortization of premiums on marketable securities, net	—	237
Other	362	4
Changes in operating assets and liabilities:
Prepaid expenses and other assets	1,491	2,302
Accounts payable	10,921	(1,697)
Funds payable to customers	7,922	19,231
Accrued expenses and other liabilities	9,119	2,142
Operating lease liabilities	(4,621)	—
Net cash provided by operating activities	4,431	33,966
Cash flows from investing activities
Purchases of property and equipment	(1,311)	(1,580)
Maturities of marketable securities	—	26,000
Net cash (used in) provided by investing activities	(1,311)	24,420
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	—	293,692
Proceeds from issuance of redeemable convertible preferred stock warrants	—	100
Tax withholding related to vesting of restricted stock units	—	(2,651)
Proceeds from exercise of stock options and employee stock purchase plan	3,223	4,705
Net cash provided by financing activities	3,223	295,846
Effect of foreign exchange rate changes on cash and cash equivalents	935	95
Net increase in cash and cash equivalents	7,278	354,327
Cash and cash equivalents
Beginning of period	581,538	238,902
End of period	$588,816	$593,229

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(23,540)	$(6,856)	$(60,441)	$(83,545)
Adjusted to exclude the following:
Depreciation and amortization	1,000	827	3,033	2,463
Stock-based compensation	13,474	6,668	34,285	38,912
Loss contingency accrual	1,800	—	1,800	—
Interest income	(1,586)	(77)	(2,145)	(201)
Other expense, net	731	36	573	54,137
Provision for income taxes	120	—	381	180
Adjusted EBITDA	$(8,001)	$598	$(22,514)	$11,946

The following table reflects the reconciliation of GAAP loss from operations to non-GAAP (loss) income from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP loss from operations	$(24,275)	$(6,897)	$(61,632)	$(29,429)
Adjusted to exclude the following:
Stock-based compensation	13,474	6,668	34,285	38,912
Non-GAAP (loss) income from operations	$(10,801)	$(229)	$(27,347)	$9,483

The following table presents a reconciliation of net cash (used in) provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Nine Months Ended September 30,
	2022	2021
GAAP net cash provided by operating activities	$4,431	$33,966
Less: purchases of property and equipment	$(1,311)	$(1,580)
Non-GAAP free cash flow	$3,120	$32,386